Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $325,000	Dated as of December 14, 2022

Freedom Acquisition I Corp., a Cayman Islands exempted company and blank check company (the “Maker”), promises to pay to the order of the several persons listed in Schedule I hereto or their registered assigns or successors in interest (each a “Payee” and collectively, the “Payees”), the aggregate principal sum of up to THREE HUNDRED TWENTY FIVE THOUSAND U.S. dollars ($325,000), in each case in the principal amount set forth opposite the name of such Payee in Schedule I hereto, in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as each Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The principal balance of this Note shall be payable on the earlier of: (i) twenty-four (24) months from the closing of the initial public offering (or such later date as may be extended in accordance with the terms of the Maker’s memorandum and articles of association) or (ii) the date on which Maker consummates a business combination. The principal balance may be prepaid at any time.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4. Conversion.

(a) Notwithstanding anything contained in this Note to the contrary, at the Payees’ collective option, at any time prior to Maker’s first payment of all or any portion of the principal balance of this Note in cash, the Payees may collectively elect to convert all (but not less than all) of the principal balance of this Note into that number of warrants, pro rata, consisting of one warrant exercisable for one ordinary share of the Maker (the “Conversion Warrants”), equal to: (x) the principal amount of this Note being converted pursuant to this Section 4, divided by (y) $1.50, rounded up to the nearest whole number of warrants. The Conversion Warrants shall be identical to the warrants issued by the Maker to Freedom Acquisition I LLC in the private placement that occurred upon consummation of the Maker’s initial public offering. The Conversion Warrants and their underlying securities, and any other equity security of Maker issued or issuable with respect to the foregoing by way of a share dividend or share split or in connection with a combination of shares, recapitalization, amalgamation, consolidation or reorganization, shall be entitled to the registration rights set forth in Section 5 hereof. For the avoidance of doubt, the Payees may not elect to convert a portion that is less than all of the principal balance of this Note under the terms hereof.

(b) Upon the conversion of the principal amount of this Note, (i) the principal amount shall be so converted and the Note shall become fully paid and satisfied, (ii) the Payees shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Conversion Warrants and (iii) in exchange for the surrendered Note, Maker shall, at the direction of each Payee, deliver to each Payee (or its members or their respective affiliates, as applicable) (the Payees or such other persons, the “Holders”) the Conversion Warrants, pro rata, which shall bear such legends as are required, in the opinion of counsel to Maker or by any other agreement between Maker and such Payee and applicable state and federal securities laws.

(c) The Holders shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Conversion Warrants upon conversion of this Note pursuant hereto; provided, however, that the Holders shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holders in connection with any such conversion.

(d) The Conversion Warrants shall not be issued upon conversion of this Note unless such issuance and such conversion comply with all applicable provisions of law.

5. Registration Rights

(a) Reference is made to that certain Registration Rights Agreement between Maker and the parties thereto, dated as of February 25, 2021 (the “Registration Rights Agreement”). All capitalized terms used in this Section 5 shall have the same meanings ascribed to them in the Registration Rights Agreement.

(b) The Holders shall be entitled to three (3) Demand Registrations, which shall be subject to the same provisions as set forth in Section 2.1 of the Registration Rights Agreement.

(c) The Holders shall also be entitled to include the Conversion Warrants and their underlying securities in Piggyback Registrations, which shall be subject to the same provisions as set forth in Section 2.2 of the Registration Rights Agreement; provided, however, that in the event that an underwriter advises Maker that the Maximum Number of Securities has been exceeded with respect to a Piggyback Registration, the Holders shall not have any priority for inclusion in such Piggyback Registration.

(d) Except as set forth above, the Holders and Maker, as applicable, shall have all of the same rights, duties and obligations set forth in the Registration Rights Agreement.

6. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified above.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

7. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 6(a) hereof, the Payees may collectively, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 6(b) and 6(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payees.

8. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by any Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by any Payee.

9. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by any Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by any Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

10. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

11. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Trust Waiver. Notwithstanding anything herein to the contrary, each Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account in which the proceeds of the initial public offering (the “IPO”) conducted by the Maker (including the deferred underwriting discounts and commissions) and the proceeds of the sale of the warrants issued in a private placement that occurred in connection with the IPO were deposited, as described in greater detail in the registration statement and prospectus filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

14. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and each Payee.

15. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

FREEDOM ACQUISITION I CORP.
a Cayman Islands exempted company

By:	/s/ Adam Gishen
	Name:	Adam Gishen
	Title:	Chief Executive Officer

/s/ Tidjane Thiam
Tidjane Thiam

/s/ Adam Gishen
Adam Gishen

/s/ Abhishek Bhatia
Abhishek Bhatia

/s/ Edward Zeng
Edward Zeng

[Signature Page to Promissory Note]

Schedule I

Payee	Principal Amount
Tidjane Thiam	$100,000.00 (such principal amount may be increased to $200,000.00 with the mutual consent of the Payee and the Maker, to be memorialized in an updated Principal Amount Tracker to this Schedule I in connection with the Payee)
Adam Gishen	$50,000.00
Abhishek Bhatia	$50,000.00
Edward Zeng	$25,000.00

Principal Amount Tracker

Payee	Date	Principal Amount
Tidjane Thiam	December 14, 2022	$100,000.00
Adam Gishen	December 14, 2022	$50,000.00
Abhishek Bhatia	December 14, 2022	$50,000.00
Edward Zeng	December 14, 2022	$25,000.00

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